UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices)    (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2022 (the “Termination Date”), Andrew Gesek resigned from his position as President of Timm Medical Technologies, Inc., a wholly-owned subsidiary of Petros Pharmaceuticals, Inc. (the “Company”), effective immediately. Mr. Gesek’s resignation was not the result of any disagreement regarding any matter relating to the Company’s operations, policies, or practices. The Company plans to streamline and integrate operations, leveraging current leadership and infrastructure in order to mitigate the need to hire a replacement for the position.

On March 1, 2022 (the “Execution Date”), in connection with Mr. Gesek’s resignation, the Company and Mr. Gesek entered into a Severance and General Release Agreement (the “Severance Agreement”). Pursuant to the Severance Agreement, Mr. Gesek will be entitled to receive a cash separation payment in the gross amount of $75,000.00, representing three months of Mr. Gesek’s base salary as of the Termination Date, less applicable taxes and withholdings, payable in pro rata amounts over a three-month period in accordance with the Company’s payroll schedule, beginning after any applicable revocation period has expired without exercise.

The Severance Agreement provides Mr. Gesek the opportunity to revoke his acceptance of the Severance Agreement within seven calendar days of the Execution Date, in which case the Severance Agreement shall not be effective and shall be deemed void.

In exchange for the consideration provided to Mr. Gesek in the Severance Agreement, Mr. Gesek agreed to waive and release any claims he or his affiliates, successors or assigns may have against the Company and certain related persons and organizations, whether or not arising out of or related to Mr. Gesek’s employment with the Company or the termination thereof.

In connection with the execution of the Severance Agreement, Mr. Gesek’s existing executive employment agreement, as amended (the “Gesek Employment Agreement”) and the Confidentiality and Inventions Assignment Agreement, dated January 27, 2020 (the “Confidentiality Agreement”) were terminated; provided, however, that certain surviving customary confidentiality provisions and related covenants remain in full force and effect. The Severance Agreement also provides for certain customary mutual covenants regarding confidentiality and non-disparagement.

The description of the terms of the Severance Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit	Description
10.1	Severance and General Release Agreement, dated March 1, 2022, between Andrew Gesek and Petros Pharmaceuticals, Inc., its affiliates, subsidiaries and successor entities.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROS PHARMACEUTICALS, INC.

Date: March 3, 2022	By:	/s/ Fady Boctor
Name: Fady Boctor
Title: President and Chief Commercial Officer